EXHIBIT 99.1

                        SHELLS SEAFOOD RESTAURANTS, INC.
                            REPORTS NASDAQ DELISTING

     TAMPA, FL, November 22, 2000 - Shells Seafood Restaurants, Inc. (Nasdaq:
SHLL) today announced that it has been notified by Nasdaq that the Company no longer meets the qualification standards to trade its common stock on the Nasdaq National Market. In addition, at this time, the Company does not meet the qualification standards to list its securities on the Nasdaq SmallCap Market. Accordingly, effective the opening of business November 27, 2000, the Company's common stock will be traded on the over-the-counter bulletin board.

     The Company currently manages and operates 47 full service, mid-priced casual dining seafood restaurants in Florida and the Midwest under the name "Shells". Shells restaurants feature a wide selection of seafood items, including shrimp, oysters, clams, scallops, lobster, crab, crawfish, and daily fresh fish specials, cooked to order in a variety of ways: steamed, sauteed, grilled, blackened and fried. Shells restaurants also offer a wide selection of signature pasta dishes, appetizers, salads and desserts.

     IN ADDITION TO SEASONAL FLUCTUATIONS, THE COMPANY'S QUARTERLY AND ANNUAL OPERATING RESULTS ARE AFFECTED BY A WIDE VARIETY OF OTHER FACTORS THAT COULD MATERIALLY AND ADVERSELY AFFECT REVENUES AND PROFITABILITY, INCLUDING CHANGES IN CONSUMER PREFERENCES, TASTES AND EATING HABITS; INCREASES IN FOOD AND LABOR COSTS; NATIONAL, REGIONAL AND LOCAL ECONOMIC AND WEATHER CONDITIONS; PROMOTIONAL TIMINGS AND SEASONALITY; DEMOGRAPHIC TRENDS AND TRAFFIC PATTERNS; COMPETITION FROM OTHER RESTAURANTS AND FOOD SERVICE ESTABLISHMENTS; AND THE TIMING OF NEW RESTAURANT OPENINGS. AS A RESULT OF THESE AND OTHER FACTORS, THE COMPANY MAY EXPERIENCE MATERIAL FLUCTUATIONS IN FUTURE OPERATING RESULTS ON A QUARTERLY OR ANNUAL BASIS, WHICH COULD MATERIALLY AND ADVERSELY AFFECT ITS BUSINESS, FINANCIAL CONDITION, OPERATING RESULTS, AND STOCK PRICE. FURTHERMORE, THIS PRESS RELEASE AND OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") MAY CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE BUSINESS OF THE COMPANY AND THE INDUSTRY IN WHICH IT OPERATES. ANY SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING THOSE MENTIONED ABOVE, WHICH MAY CAUSE RESULTS TO DIFFER SIGNIFICANTLY FROM THESE FORWARD-LOOKING STATEMENTS. AN INVESTMENT IN THE COMPANY INVOLVES VARIOUS RISKS, INCLUDING THOSE MENTIONED ABOVE AND THOSE WHICH ARE DETAILED FROM TIME-TO-TIME IN THE COMPANY'S SEC FILINGS.

CONTACT:  WARREN NELSON, SHELLS SEAFOOD RESTAURANTS, INC., 813-961-0944